TRANSFER AGENT AGREEMENT


     THIS AGREEMENT is made and entered into on this __________________, 1996, by and between The Rockland
Funds Trust, a Delaware business trust (hereinafter referred to as the "Company") and Firstar Trust
Company, a corporation organized under the laws of the State of Wisconsin (hereinafter referred to as the "Agent").

     WHEREAS, the Company is an open-ended management investment company which is registered under the Investment Company Act of 1940, as amended (the "1940
Act");

     WHEREAS, the Company is authorized to create separate series, each with its own separate investment portfolio;

     WHEREAS, the Agent is a trust company and, among other things, is in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers; and

     WHEREAS, the Company desires to retain the Agent to provide transfer and dividend disbursing agent services to each series of the Company listed on Schedule A attached hereto (hereinafter collectively referred to as the "Funds"), as may be amended from time to time.

     NOW, THEREFORE, the Company and the Agent do mutually promise and agree as follows:

1.   Terms of Appointment; Duties of the Agent

     Subject to the terms and conditions set forth in this Agreement, the Company hereby employs and appoints the Agent to act as transfer agent and dividend disbursing agent for each of the Funds.

     The Agent shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including, but not limited to:

          A.   Process purchase orders with prompt
          delivery, where appropriate, of payment and supporting documentation to the Company's custodian, and issue the appropriate number of certificated or uncertificated shares with such uncertificated shares being held in the appropriate shareholder accounts;

          B.   Process redemption requests received in
          good order and, where relevant, deliver
          appropriate documentation to the Company's custodian;

          C.   Pay monies (upon receipt from the
          Company's custodian, where relevant) in
          accordance with the instructions of redeeming shareholders;

          D.   Process transfers of shares in
          accordance with the shareowner's
          instructions;

          E.   Process exchanges between the Funds and
          the Portico Money Fund;

          F.   Issue and/or cancel certificates as
          instructed; replace lost, stolen or destroyed certificates upon receipt of satisfactory indemnification or surety bond;

          G.   Prepare and transmit payments for
          dividends and distributions declared by the Company with respect to the Funds;

          H.   Make changes to shareholder records,
          including, but not limited to, address
          changes in plans (i.e., systematic
          withdrawal, automatic investment, dividend reinvestment, etc.);

          I.   Record the issuance of shares of each
          Fund and maintain, pursuant to Rule
          17ad-10(e) promulgated under the Securities
          Exchange Act of 1934, as amended (the
          "Exchange Act"), a record of the total number of shares of each Fund which are authorized, issued and outstanding;

          J.   Prepare shareholder meeting lists and,
          if applicable, mail, receive and tabulate proxies;

          K.   Mail shareholder reports and
          prospectuses to current shareholders;

          L.   Prepare and file U.S. Treasury
          Department Forms 1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders;

          M.   Provide shareholder account information
          upon request and prepare and mail
          confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Company; and

          N.   Provide a Blue Sky System which will
          enable the Company to monitor the total
          number of shares of each Fund sold in each state. In addition, the Company or its agent, including the Agent, shall identify to the Agent in writing those transactions and assets to be treated as exempt from Blue Sky reporting to the Company for each state. The responsibility of the Agent for the Company's
          Blue Sky state registration status is solely limited to the initial compliance by the Company and the reporting of such transactions to the Company or its agent.

2.   Compensation

     The Company agrees to pay the Agent for the performance of the duties listed in this Agreement as set forth on Schedule B attached hereto; the fees and out-of-pocket expenses include, but are not limited to the following: printing, postage, forms, stationery, record retention (if requested by the Company), mailing, insertion, programming
     (if requested by the Company), labels, shareholder lists and proxy expenses.

     These fees and reimbursable expenses may be changed from time to time subject to mutual written agreement between the Company and the Agent.

     The Company agrees to pay all fees and
     reimbursable expenses within ten (10) business days following the mailing of the billing notice.

3.   Representations of the Agent

     The Agent represents and warrants to the Company that:

          A.   It is a trust company duly organized,
          existing and in good standing under the laws of Wisconsin;

          B.   It is a registered transfer agent under
          the Exchange Act;

          C.   It is duly qualified to carry on its
          business in the State of Wisconsin;

          D.   It is empowered under applicable laws
          and by its charter and bylaws to enter into and perform this Agreement;

          E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement;

          F.   It has and will continue to have access
          to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

          G.   It will comply with all applicable
          requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the 1940 Act, and any laws, rules, and regulations of governmental authorities having jurisdiction.

4.   Representations of the Company

     The Company represents and warrants to the Agent that:

          A. The Company is an open-ended diversified investment company under the 1940 Act;

          B.   The Company is a business trust
          organized, existing and in good standing under the laws of Delaware;

          C.   The Company is empowered under
          applicable laws and by its Trust Investment and Bylaws to enter into and perform this Agreement;

          D.   All necessary proceedings required by
          the Trust Instrument have been taken to
          authorize it to enter into and perform this Agreement;

          E.   The Company will comply with all
          applicable requirements of the Securities
          Act, the Exchange Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction; and

          F.   A registration statement under the
          Securities Act is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Company being offered for sale.

5.   Covenants of the Company and the Agent

     The Company shall furnish the Agent a certified copy of the resolution of the Board of Trustees of the Company authorizing the appointment of the Agent and the execution of this Agreement. The
     Company shall provide to the Agent a copy of its Trust Instrument, Bylaws and all amendments thereto.

     The Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the 1940 Act and the rules thereunder, the Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Company and will be preserved, maintained and made available in accordance with such section and rules and will be surrendered to the Company on and in accordance with its request.

6.   Indemnification; Remedies Upon Breach

     The Agent shall exercise reasonable care in the performance of its duties under this Agreement.
     The Agent shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond the Agent's control, except a loss resulting from the Agent's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Company shall indemnify and hold harmless the Agent from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Agent may sustain or incur or which may be asserted against the Agent by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to the Agent by any duly authorized officer of the Company, such duly authorized officer to be included in a list of authorized officers furnished to the Agent and as amended from time to time in writing by resolution of the Board of Trustees of the Company.

     Further, the Company will indemnify and hold the Agent harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit as a result of the negligence of the Company or the principal underwriter of the Company (unless contributed to by the Agent's breach of this Agreement or other Agreements between the Company and the Agent, or the Agent's own negligence or bad faith); or as a result of the Agent acting upon telephone instructions relating to the exchange or redemption of shares received by the Agent and reasonably believed by the Agent under a standard of care customarily used in the industry to have originated from the record owner of the subject shares; or as a result of acting in reliance upon any genuine instrument or stock certificate signed, countersigned, or executed by any person or persons authorized to sign, countersign, or execute the same.

     In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, the Agent shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond the Agent's control. The Agent will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of the Agent. The Agent agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available.
     Representatives of the Company shall be entitled to inspect the Agent's premises and operating capa bilities at any time during regular business hours of the Agent, upon reasonable notice to the Agent.

     Regardless of the above, the Agent reserves the right to reprocess and correct administrative errors at its own expense.

     In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the Company may be asked to indemnify or hold the Agent harmless, the Company shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Agent will use all reasonable care to notify the Company promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Company. The Company shall have the option to defend the Agent against any claim which may be the subject of this indemnification. In the event that the Company so elects, it will so notify the Agent and thereupon the Company shall take over complete defense of the claim, and the Agent shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The Agent shall in no case confess any claim or make any compromise in any case in which the Company will be asked to indemnify the Agent except with the Company's prior written consent.

     The Agent shall indemnify and hold the Company harmless from and against any and all claims, demands, losses, expenses, and liabilities
     (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which may be asserted against the Company by any person arising out of any action taken or omitted to be taken by the Agent as a result of the Agent's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

7.   Confidentiality

     The Agent agrees on behalf of itself and its directors, officers and employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior, present, or potential shareholders (and clients of said shareholders) and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Agent may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Company.

8.   Miscellaneous

     The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held invalid by a court or regulatory agency decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This
     Agreement shall be governed by Wisconsin law, provided, however, that nothing herein shall be construed in a manner inconsistent with the 1940
     Act or any rule or regulation promulgated by the SEC thereunder. This Agreement constitutes the entire Agreement of the parties hereto.

9.   Amendment, Assignment, Termination and Notice

          A.   This Agreement may be amended by the
          mutual written consent of the parties.

          B.   This Agreement may be terminated upon
          ninety (90) days' written notice given by one party to the other.

          C.   This Agreement and any right or
          obligation hereunder may not be assigned by either party without the signed, written consent of the other party.

          D.   Any notice required to be given by the
          parties to each other under the terms of this Agreement shall be in writing, addressed and delivered, or mailed to the principal place of business of the other party. If to the Agent, such notice should be sent to P.O. Box
          2054, Milwaukee, Wisconsin  53201.  If to the
          Company, such notice should be sent toThe
          Rockland Funds Trust, 100 South Rockland
          Road, Rockland, DE 19732.

          E.   In the event that the Company gives to
          the Agent its written intention to terminate and appoint a successor transfer agent, the Agent agrees to cooperate in the transfer of its duties and responsibilities to the successor, including any and all relevant books, records and other data established or maintained by the Agent under this Agreement.

          F. Should the Company exercise its right to terminate, all reasonable out-of-pocket expenses associated with the movement of records and material will be paid by the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

The Rockland Funds Trust                Firstar Trust Company:


By: _________________________________   By: ________________________________


Attest: _______________________________ Attest: _____________________________


                                                       Schedule A

          SEPARATE SERIES OF THE ROCKLAND FUNDS TRUST

          Name of Series                     Date Added

          The Rockland Growth Fund       ____________, 1996

            - Retail Class

            - Institution Class




                                                       Schedule B

                Shareholder Accounting Services
                           Load Funds
                      Annual Fee Schedule


$16.00 per shareholder account

Minimum annual fee of $24,000 for the first fund and $10,000 for each additional fund

Plus out-of-pocket expenses, including, but not limited to:

         Telephone - toll-free lines
         Postage
         Programming
         Stationery/envelopes
         Mailing
         Insurance
         Proxies
         Retention of Records
         Microfilm/fiche of records
         Special reports
         All other out-of-pocket expenses
         ACH fees

Fees are billed monthly



                        Shareholder Fees
                     (Charged to Investors)


                                              Defined Contribution
                                               403(b)(7), 401(k)
I.  Qualified Plan Fees         IRA Accounts     Plan Accounts

    Annual maintenance fee per     $ 12.50         $ 12.50
     Account
    Transfer to successor trustee    15.00           15.00

    Distribution to a participant
    (exclusive of systematic
    withdrawal plans)                 15.00          15.00

    Refund of excess contribution     15.00          15.00


II. Additional Shareholder Fees               Amount

    Any outgoing wire                      $7.50/wire

    Telephone exchange                      5.00/telephone exchange

    Return check fee                        15.00/return check

    Stop payment fee (liquidation,
    dividend, draft check)                  15.00/stop payment

    Research fee                            5.00/research item
      (For requested items of the second
       calendar year [or previous] to the
       request)

     These fees are subject to change upon notification by Firstar Trust Company to the Mutual Fund client.


                Shareholder Accounting Services
              Automatic Investment Plan Processing

                          ACH Service


 Automatic Investment Plan

 Telephone Purchase, Liquidation

 EFT Payments of Dividends, Capital Gains, SWP's

 $125.00 per month

         $0.50 per account set-up and/or change
         $0.35 per item
         $3.50 per correction, reversal, or return item

 Fees are billed monthly